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                                                                 Exhibit 10.10

                  SUBORDINATION AND INTERCREDITOR AGREEMENT

      This SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of December 17, 1997, by and among GERBER CHILDRENSWEAR, INC. successor in interest to GCIH Merger Sub., Inc. a Delaware corporation (the "Company"), Auburn Hosiery Mills, Inc., a Kentucky corporation (collectively, the Company and Auburn referred to herein as the "Borrowers") ("Auburn"), GCIH, INC., a Delaware corporation ("Holdings"), the Domestic Subsidiaries of Holdings, the Company and Auburn, (collectively, the "Other Guarantors"), NationsBank, N.A., a national banking association, as administrative agent under the Senior Credit Agreement (as defined below) (in such capacity, together with any subsequent administrative agent under the Senior Credit Agreement, the "Agent") and CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership ("CMP"), for itself as a Subordinated Lender (as defined below) and as agent for any other Subordinated Lender. The Borrowers, Holdings and the Other Guarantors are referred to herein as the "Subordinated Credit Parties".

                                    RECITALS

      WHEREAS, the Subordinated Credit Parties and CMP desire to induce the Senior Lenders to make Extensions of Credit to the Borrowers pursuant to the Senior Credit Agreement, and the Senior Lenders are willing to make such Extensions of Credit; provided that the Subordinated Credit Parties and CMP agree to the terms and conditions herein provided; and

      WHEREAS, each of Holdings and the Other Guarantors has agreed to guarantee the obligations of the Borrowers under the Senior Credit Agreement and Senior Subordinated Credit Agreement.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Subordinated Credit Parties, the Agent and the Subordinated Lender agree as follows:

      Section 1. Definitions. Except as otherwise provided in this Agreement, capitalized terms used herein shall have the meanings defined in the Senior Credit Agreement. In addition the following terms shall have the meanings set forth below:

      "Bankruptcy Event" shall mean the occurrence of any of the events set forth in Section 9.1(f) of the Senior Credit Agreement as in effect on the date hereof.

      "Senior Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, by and among the Company and Auburn Hosiery Mills, Inc., as the Borrowers, Holdings and the Domestic Subsidiaries of the Borrowers and Holdings (other than the Borrowers), as the Guarantors, the Agent and the Senior Lenders, (as amended, modified or supplemented from time to time hereafter in accordance with the provisions of Section 7(a) of this Agreement, together with any credit agreement or similar document from time to time executed by the Company to


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evidence any Refinancing (as defined in the definition of Senior Debt) or successive Refinancings; provided that any such Refinancing shall have been consummated in compliance with the provisions of Section 7(a) of this Agreement).

      "Senior Debt" shall mean (a) all Credit Party Obligations (including contingent obligations) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (b) any additional Indebtedness incurred under the Senior Credit Agreement, whether such Credit Party Obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding), indemnities or reimbursement of fees, expenses or other amounts, and (c) any Indebtedness incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancing") the Credit Party Obligations under the Senior Credit Agreement as set forth in clauses (a) and (b) above; provided, however, that in no event shall the principal amount of Senior Debt (for the purposes of this Agreement) exceed an amount equal to: (A) the Term Loan Committed Amount as in effect as of the date hereof less any principal prepayments made with respect to the Term Loans plus
(B) the Revolving Committed Amount as in effect as of the date hereof less any permanent reductions in the Revolving Committed Amount plus (C) $12,500,000.

      "Senior Debt Documents" shall mean the Senior Credit Agreement and the other Credit Documents.

      "Senior Lenders" shall mean the Lenders from time to time party to the Senior Credit Agreement and all other holders of Senior Debt.

      "Senior Notes" shall mean the Notes as defined in the Senior Credit Agreement.

      "Senior Subordinated Credit Agreement" means the Amended and Restated Senior Subordinated Credit Agreement, dated as of the date hereof, by and among the Company, Holdings, Auburn, the Other Guarantors and the Subordinated Lender pertaining to the Senior Subordinated Notes, (as the same may be amended, modified and supplemented from time to time in accordance with the provisions of
Section 7(b) of this Agreement).

      "Senior Subordinated Debt Documents" shall mean (a) the Senior Subordinated Credit Agreement, (b) the Senior Subordinated Notes and (c) notes or other evidence of indebtedness issued by the Company in connection with any interest payment accrued under the Senior Subordinated Notes, all as amended, modified or supplemented from time to time, in accordance with Section 7(b) of this Agreement.

      "Senior Subordinated Notes" shall mean the Notes as defined in the Senior Subordinated Credit Agreement.

      "Subordinated Agent" shall mean CMP, or any agent or representative designated in writing by the Subordinated Lenders for purposes of this Agreement.


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      "Subordinated Debt" shall mean all Indebtedness, contingent obligations
(including, without limitation, the guaranty obligations of Holdings and the Other Guarantors under Article 9 of the Senior Subordinated Credit Agreement) and other Obligations (as defined in the Senior Subordinated Credit Agreement), whether for principal, prepayment charges, interest, indemnities or reimbursement of fees, expenses or other amounts, payable by the Subordinated Credit Parties under the Senior Subordinated Debt Documents.

      "Subordinated Lenders" shall mean CMP and any other Lender or Lenders (as defined in the Senior Subordinated Credit Agreement) and all other holders of Subordinated Debt.

      Section 2. Subordination

      Section 2.1 Subordination of Subordinated Debt to Senior Debt. Each of the Subordinated Credit Parties and CMP, for itself and its respective successors and assigns, covenants and agrees, and each other holder of Subordinated Debt, by its acceptance thereof, shall be deemed to, for itself and its successors and assigns have covenanted and agreed, that the payment of the Subordinated Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt, and that each holder of Senior Debt (whether now outstanding or hereafter created, incurred, assumed or guaranteed) shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. The provisions of this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder upon the insolvency, bankruptcy or reorganization of any Credit Party. Any provision of this Agreement or the Subordinated Debt Documents to the contrary notwithstanding, no Credit Party shall make, and no Subordinated Lender shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever with respect to the Subordinated Debt at any time when any of the Senior Debt remains outstanding (including, without limitation, any issued but undrawn letter of credit) except that, subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.2, 2.3 and 2.4 hereof, a Credit Party may make and the Subordinated Lender may accept (a) regularly scheduled required payments of principal and mandatory payments of principal under Section 2.3(a)(ii) of the Senior Subordinated Credit Agreement which have become due and payable in the absence of acceleration as provided in the Subordinated Debt Documents as in effect on the date hereof, (b) payment of the Subordinated Debt after it has been accelerated by the holders of Subordinated Debt and (c) regularly scheduled payments of interest and payment or reimbursement of all fees, expenses, indemnities and like amounts under the Subordinated Debt Documents as in effect on the date hereof, in each case, as and when due and payable in the absence of acceleration. In no event shall any Subordinated Lender or the Subordinated Agent commence any action or proceeding to contest the provisions of this Agreement or the priority of the Liens granted to the holders of the Senior Debt by any Subordinated Credit Party. No holder of Subordinated Debt shall take, accept or receive any collateral security from a Subordinated Credit Party for the payment of the Subordinated Debt and to the extent any lien is given, it is agreed that such lien is fully subordinate to the liens in favor of the Senior Lenders in connection with the Senior Debt.


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      Section 2.2 Subordinated Debt Subordinated to Prior Payment of All Senior
                       Debt Upon Dissolution, Liquidation, Reorganization, etc.

            (a) Upon any payment or distribution of the assets of any Credit Party of any kind or character, whether in cash, property or securities (including (x) any collateral, whether such collateral or the proceeds thereof at any time secure the Subordinated Debt and (y) any payments or distributions in respect of Indebtedness which is subordinated to the Subordinated Debt (the payments under this clause (y), "Junior Payments")), to creditors upon any dissolution, winding-up, liquidation, or reorganization, arrangement, adjustment, composition or readjustment of any Credit Party or their respective securities or debt (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of any Credit Party or otherwise), then in such event:

                  (i) the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before any payments of any nature are made on account of or applied on or made with respect to the Subordinated Debt (other than securities of Holdings or the Company issued in connection with a proceeding described above in this clause (a), the payment of which is junior or otherwise subordinated, at least to the extent provided in this Agreement, to the payment in cash or cash equivalents of all Senior Debt and to the payment of all securities issued in exchange therefor to the holders of the Senior Debt ("Junior Securities")); and

                  (ii) any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of Subordinated Debt would be entitled except for the provisions of this Agreement, including, without limitation, Junior Payments but excluding Junior Securities, shall be paid or delivered by any debtor, custodian, liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent for the benefit of the Senior Lenders in proportion to the amount of the outstanding Senior Debt held by each of the Senior Lenders, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution, to the holders of such Senior Debt; provided, however, that if pursuant to an order or decree issued by a court of competent jurisdiction, all or any portion of such assets so distributed and paid over to or for the benefit of the holders of Senior Debt is required to be returned to a Credit Party, or its bankruptcy estate, such holders of Senior Debt shall pay over such assets (or the cash equivalent thereof) to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person specified in such order or decree, in which event the provisions of this Agreement shall be reinstated to the same extent as if such amounts had not been paid over to or for the benefit of the holders of Senior Debt as contemplated by Section 8 hereof.


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            (b) The Subordinated Credit Parties shall give prompt notice to each holder of outstanding Senior Debt and Subordinated Debt of any dissolution, winding-up, liquidation, reorganization, arrangement, adjustment, composition or readjustment of a Subordinated Credit Party, or their respective securities or debt.

            (c) Upon any distribution of assets of any Credit Party referred to in this Agreement, the holders of Subordinated Debt shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the receiver, liquidating trustee or similar official or the Agent or other Person making any distribution to such holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement; provided, however, that nothing contained in this clause (c) shall relieve any party hereto from complying with any one or performing more of the provisions of this Agreement notwithstanding any such order or decree.

            (d)         (i) Each holder of Subordinated Debt shall duly and
                  promptly take such action as the Agent may reasonably request to collect the Subordinated Debt for the account of the Senior Lenders and to file appropriate claims or proofs of debt in respect to the Subordinated Debt.

                        (ii) If any holder of Subordinated Debt does not file a
                  proper claim or proof of debt in the form required in any dissolution, winding up, liquidation or bankruptcy reorganization of a Credit Party prior to 10 days before the expiration of the time to file such claim or proof (the "Appointment Trigger Date"), then the Agent shall have the right to file and is hereby authorized to file such a claim or proof for and on behalf of such holder. Neither the Agent nor any Senior Lender shall have any liability to any such holder in connection with any such filing except to the extent of any loss or damage suffered by such holder as a result of the gross negligence or willful misconduct of the Agent or any Senior Lender. CMP hereby appoints, and each other holder of the Subordinated Debt, by its acceptance thereof, appoints, as of the Appointment Trigger Date, the Agent, as attorney-in-fact for such Person, solely for the purpose of filing any such claim, proof of claim or other instrument of similar character. Each Subordinated Lender and each other holder of Subordinated Debt, by its acceptance thereof, agrees that it will execute and deliver such other and further powers of attorney or other instruments as the Agent or any Senior Lender may reasonably request in order to accomplish the foregoing.

      Section 2.3 No Payments with Respect to Subordinated Debt in Certain
                         Circumstances.

            (a) In circumstances in which Section 2.2 is not applicable, no payment of any nature in respect of the Subordinated Debt (including, without limitation, pursuant to any


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      judgment with respect thereto) shall be made by or on behalf of any Credit
      Party if, at the time of such payment:

                  (i) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Debt (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

                  (ii) (A) the Borrowers and the Subordinated Agent shall have received notice from the Agent of the occurrence of one or more Events of Default in respect of the Senior Debt (other than payment defaults described in Section 2.3(a)(i) above), and of the determination of the Agent to invoke this Section 2.3(a)(ii), (B) each such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (C) 180 days shall not have elapsed since the date such notice was received (any period during which no payment in respect of the Subordinated Debt may be made by reason of the application of this clause (ii) being hereinafter called a "Payment Bar Period").

            (b) The Borrowers may resume payments (and may make any payments missed due to the application of Section 2.3(a)(i) and 2.3(a)(ii)) in respect of the Subordinated Debt or any judgment with respect thereto:

                  (i) in the case of a default referred to in clause (i) of
            Section 2.3(a), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or

                  (ii) in the case of an Event of Default or Events of Default referred to in clause (ii) of Section 2.3(a), upon the earlier to occur of (A) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (B) the expiration of such period of 180 days.

            (c) Notwithstanding any provision of Section 2.3(a) hereof to the contrary:

                  (i) no Payment Bar Period shall be in effect during more than an aggregate of 180 days within any period of 360 consecutive days; and

                  (ii) no Event of Default existing on the date any notice is given pursuant to Section 2.3(a)(ii)(A) shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as a basis for any subsequent such notice.

            (d) In circumstances in which Section 2.2 is not applicable, following any acceleration of the maturity of any Senior Debt and as long as such acceleration shall continue unrescinded and unannulled, such Senior Debt shall first be paid in full in cash, or provision for such payment shall be made in a manner satisfactory to the holders of the


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      Senior Debt, before any payment is made on account of or applied on the Subordinated Debt (other than in the form of the Junior Securities permitted to be received pursuant to Section 2.2(a)).

            (e) The Borrowers shall give prompt written notice to the Subordinated Agent of (i) any default in respect of Senior Debt referred to in Section 2.3(a) hereof and (ii) any notice of the type described in
      Section 2.3(a)(ii) hereof from the Agent or a holder of Senior Debt.

            (f) The Agent and the Subordinated Agent shall each provide the other with copies of all default notices given under the terms of the Senior Debt Documents and Subordinated Debt Documents, respectively, and all notices to the Company under this Agreement.

      Section 2.4 Acceleration of Subordinated Debt; Remedies. If an "Event of Default" (which shall mean that all necessary notices have been given and any prerequisite for the passage of time has been satisfied) under and as defined in the Subordinated Debt Documents (a "Subordinated Event of Default") shall exist at any time that any Senior Debt shall be outstanding, neither the Subordinated Agent, CMP nor any other holder of Subordinated Debt shall take any action (a) to accelerate or to collect payment of any Subordinated Debt, (b) to foreclose or otherwise realize on any security given to secure or guarantee such Subordinated Debt, (c) to commence or join with any other creditor (other than holders of a majority in principal amount of the Senior Notes or any representative thereof) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event, or (d) to pursue any other remedy with respect to the Subordinated Debt prior to the earlier of:

                  (i) the payment in full in cash of all Senior Debt;

                  (ii) the initiation of a proceeding (other than a proceeding prohibited by clause (c) of this Section 2.4) in connection with or premised upon the occurrence of a Bankruptcy Event;

                  (iii) the expiration of 180 days immediately following the receipt by the Agent of notice of the occurrence of such Subordinated Event of Default from the holder or holders entitled to accelerate payments on the Subordinated Debt; and


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                  (iv) the acceleration of the maturity of the Senior Debt;

                        provided, however, that if, with respect to (ii) and
                  (iv) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (iii) above, during such 180-day period such Subordinated Event of Default has been cured or waived, the prohibition against taking the action described in clauses (a), (b), (c) and (d) of this Section 2.4 shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In the event of the occurrence of an event described in clause (ii) or clause (iii) above, the Subordinated Agent (or if there is no Subordinated Agent, the holders of a majority in principal amount of the Subordinated Debt) shall give ten (10) days prior written notice to the Agent before taking any action described in clauses (a) (except as to acceleration as to which five (5) days prior written notice shall be required), (b), (c) or (d) of this Section 2.4, which notice shall describe with specificity the action that the holder or holders of Subordinated Debt entitled to accelerate payments on the Subordinated Debt in good faith intend to take. Such 10 (or 5, as applicable) day notice may be given during the 180-day period described in clause (iii) above.

      Section 3. Holders of Subordinated Debt to be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full in cash of all Senior Debt, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Credit Parties applicable to the Senior Debt until the principal of, and interest and premium (if any) on, and all other amounts payable in respect of, Subordinated Debt shall be paid in full in cash, and for purposes of such subrogation, no payment or distribution to the holders of the Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which the holders of Subordinated Debt would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the holders of the Senior Debt by the holders of Subordinated Debt, shall, as between any Credit Party, its creditors other than the holders of the Senior Debt, and the holders of the Subordinated Debt, be deemed to be a payment by such Credit Party to or on account of such Senior Debt, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the holders of Subordinated Debt, on the one hand, and the holders of Senior Debt, on the other hand.

      Section 4. No Reliance. Each of the Subordinated Credit Parties and the Subordinated Lender has examined with its counsel all documentation in connection with the Subordinated Debt, including this Agreement. The Agent makes no representation or warranty in connection with this Agreement, and neither the Agent, any Senior Lender nor any one or more officers, directors, employees or agents of the Agent or any Senior Lender shall be liable for any action lawfully taken or omitted to be taken by them hereunder or in connection herewith, except for their own gross negligence, bad faith or willful misconduct. Neither the Agent nor any Senior Lender shall be responsible in any manner to a Subordinated Credit Party or the Subordinated Lender for any recitals, statements, representations or warranties herein or for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other agreement made in connection herewith (other than any such agreement on the part of the Senior Lenders) or be under an obligation to a Subordinated Credit Party or the Subordinated Lender


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to ascertain or to inquire about the performance or observance of any of the terms, covenants or conditions hereof on the part of the parties hereto. Neither the Agent nor any Senior Lender shall be deemed to have knowledge of the occurrence of a default or an event of default under the Senior Subordinated Credit Agreement unless the Agent or such Senior Lender has received written notice from the Subordinated Agent or any Subordinated Lender specifying such default or event of default. No Subordinated Lender shall be deemed to have knowledge of the occurrence of a default or event of default under the Senior Credit Agreement unless such Subordinated Lender or the Subordinated Agent has received written notice from the Agent or any Senior Lender specifying such default or event of default. Each Senior Lender and each Subordinated Lender shall be deemed to have knowledge of such matters as are the subject of notices delivered to the Agent and the Subordinated Agent, respectively.

      Section 5. Obligations of Holdings and the Company Unconditional.

            (a) Nothing contained in this Agreement is intended to or shall impair, as between each Credit Party and their respective creditors (other than the holders of Senior Debt), the obligations of such Credit Party to the holders of Subordinated Debt to pay any Subordinated Debt as and when such Subordinated Debt shall become due and payable in accordance with its terms, which obligations the Company acknowledges are absolute and unconditional, or to affect the relative rights of the holders of Subordinated Debt and creditors of the Credit Parties (other than the holders of Senior Debt), nor, except as set forth in this Agreement, shall any holder of Subordinated Debt be prevented from accelerating the Subordinated Debt or exercising all remedies otherwise permitted by applicable law upon the happening of an event of default under the applicable Subordinated Debt Documents subject to the rights, if any, of the holders of Senior Debt set forth in this Agreement in respect of assets, whether in cash, property or securities, of any Credit Party received upon the exercise of any such remedy.

            (b) Provided that all payments and prepayments of or with respect to Senior Debt then due have been made and except in the circumstances described in Sections 2.2, 2.3 and 2.4 hereof, nothing contained in this Agreement shall affect the obligation of any Credit Party to make, or prevent any Credit Party from making, payment at any time of any amounts then due in respect of Subordinated Debt as contemplated by Section 2.1 hereof.

      Section 6. Payments Received in Contravention of This Agreement. Should any payment or distribution of any kind or character, whether in cash, property or securities, or any collateral security, or the proceeds of any thereof, be collected or received by a holder or holders of the Subordinated Debt or the Subordinated Agent, and such collection or receipt is prohibited hereunder, such holder or holders will promptly turn over the same to any Person designated by the Agent in each case in the form received (except for the endorsement or the assignment of such holder or holders when necessary) for the application to (in the case of cash) or as collateral for (in the case of non-cash property or securities) the payment or prepayment of all Senior Debt remaining not paid in full in cash and, until so turned over, the same shall be held in trust by such holder or holders or the Subordinated Agent, as applicable, as the property of the Senior Lenders.


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      Section 7. Modifications to Senior Debt and Subordinated Debt.

            (a) A holder of any Senior Debt may at any time and from time to time without the consent of or notice to the holders of Subordinated Debt, without incurring liability to the holders of Subordinated Debt, and without impairing or releasing the obligations of the holders of Subordinated Debt under this Agreement: (i) change the manner or place of payment or change the time of payment of or renew or alter any Senior Debt, or amend in any other manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to any Senior Debt; (ii) exercise or refrain from exercising any rights against the Company or any other Credit Party or any other Persons (including the holders of Subordinated Debt); (iii) apply any sums by whomsoever paid or howsoever realized to any Senior Debt, in such manner as the holders of Senior Debt determine and (iv) otherwise modify, amend, renew, extend or restate the terms of the Senior Debt; provided, the holders of the Senior Debt shall not, without the prior written consent of the holders of a majority of the outstanding Subordinated Debt, (A) have outstanding under the Senior Credit Agreement principal indebtedness in amounts in excess of the limit specified in the definition of "Senior Debt", (B) increase the margin over the Base Rate (as defined in the Senior Credit Agreement as in effect on the date hereof) or the Eurodollar Rate (as defined in the Senior Credit Agreement as in effect on the date hereof) by more than 200 basis points over what it is as of the date hereof (it being understood that the imposition of a default rate of interest in accordance with subsection 3.1 of the Senior Credit Agreement as in effect on the date hereof shall not be subject to the restrictions contained in this clause
      (B)), (C) extend the final maturity of the Senior Debt beyond the date one year following the Maturity Date (as such term is defined in the Senior Credit Agreement as in effect on the date hereof) or (D) change the weighted average life to maturity of the Term Loan by more than one year from that in effect on the Closing Date (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments).

            (b) Each Subordinated Credit Party, the Subordinated Lender and each holder of Subordinated Debt shall not amend or modify in any manner any Subordinated Debt Document without the express written consent of the Agent, in each instance, if the effect of such amendment is to (i) increase the interest rate of the Subordinated Debt, (ii) change the dates upon which payments of principal, interest or other amounts are due on the Subordinated Debt, (iii) change any event of default or add any covenant with respect to the Subordinated Debt, (iv) change the redemption or prepayment provisions of the Senior Subordinated Credit Agreement, (v) change the subordination provisions thereof (or the terms of any guaranty thereof), (vi) receive any collateral or security with respect to the Subordinated Debt or (vii) change or amend any other term of any of the Subordinated Debt Documents if such change or amendment would (A) in any manner materially increase the obligations of the obligor thereunder, (B) confer additional material rights on the Subordinated Agent or the holders of the Subordinated Debt in a manner materially adverse to Holdings, the Company, any other Credit Party or any of the Senior Lenders or (C) in any manner materially adversely affect the rights of the Senior Lenders. If any Subordinated Debt Document is amended or modified in a manner that does not violate this Section 7(b), the Borrowers agree to promptly provide notice to the Agent of such change and deliver a copy of any document evidencing such change.

            (c) The Agent will provide notice to the Subordinated Agent of any change in the identity of the Agent. The Subordinated Agent will provide notice to the Agent of any change in the identity of the Subordinated Agent.

      Section 8. "Paid in Full". For purposes of this Agreement, "payment in full", "paid in full" or "satisfied ", as used with respect to the Senior Debt, means the receipt of cash equal to the full amount of Senior Debt, including, without limitation, the principal amount of the Senior Debt and interest thereon to the date of such payment; provided, however, that any such cash that the holders of Senior Debt have been required to return or disgorge shall not be deemed to have been paid to the holders of Senior Debt for the purposes of determining whether the Senior Debt has been "paid in full" or "satisfied".

      Section 9. Effect of Failure to Pay Subordinated Indebtedness. The failure to make any payment on account of Subordinated Debt by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of an event of default under the applicable Subordinated Debt Documents.

      Section 10. No Disposition of Subordinated Debt. No holder of Subordinated Debt will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement and unless, after giving effect thereto, there would not be more than three holders of Subordinated Debt.

      Section 11. Legends. The Borrowers and the Subordinated Agent shall cause each instrument or document which now or hereafter evidences all or any portion of the Subordinated Debt to be conspicuously marked with the following legend:

            "THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 17, 1997, IN FAVOR OF NATIONSBANK, N.A. AS ADMINISTRATIVE AGENT FOR THE LENDERS PARTY TO A CREDIT AGREEMENT DATED AS OF SUCH DATE, AND THE SENIOR LENDERS FROM TIME TO TIME PARTY THERETO OR PARTY TO ANY SUBSEQUENT SENIOR CREDIT AGREEMENT CONSTITUTING A REFINANCING THEREOF, AND EACH SUBSEQUENT AGENT FOR THE SENIOR LENDERS, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT."

      Section 12. Remedies Enforcement.

            (a) Upon any breach of this Agreement by a Subordinated Credit Party, the Subordinated Agent or any Subordinated Lender, the Agent may, by written notice to the Borrowers, declare the Senior Debt immediately due and payable, and may sue and receive from the Subordinated Lenders any payment received in violation of this Agreement. The rights and remedies of the Agent and the Senior Lenders hereunder are cumulative and in addition to any other rights and remedies of the Agent and the Senior Lender under the Senior Credit Agreement or any other agreement which may now or hereafter exist in law or at equity. No postponement or delay by the Agent or any Senior Lender in the enforcement of any right hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Without limiting the foregoing, the Agent and each Senior Lender (in accordance with the Senior Credit Agreement) is hereby authorized to demand specific performance of the provisions of this Agreement, whether or not any Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when any Credit Party, the Subordinated Agent or any holder of the Subordinated Debt shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Agent and the holders of the Subordinated Debt hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

            (b) The Subordinated Agent and the holders of the Subordinated Debt hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before or after the commencement of a proceeding in connection with or premised on the occurrence of a Bankruptcy Event.

      Section 13. Waiver of Consolidation. Each holder of Subordinated Debt acknowledges and agrees that (a) each Subordinated Credit Party and their respective Affiliates are each separate and distinct entities, (b) each such holder and each Senior Lender has relied upon the separate existence and creditworthiness of each Subordinated Credit Party and (c) it will not at any time when any Senior Debt has not been paid in full or when the Revolving Loan Commitment under the Senior Credit Agreement is still in force or any Letter of Credit is outstanding, insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of Holdings, the Borrowers any other Subordinated Credit Party and any other individual, corporation, partnership or joint venture in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

      Section 14. Duration and Modification of Agreement; Enforceability of Senior Debt Documents. This Agreement is of a continuing nature, and it shall continue in force so long as any portion of the Senior Debt has not been paid in full or the Revolving Loan Commitment under the Senior Credit Agreement is still in force or any Letter of Credit is outstanding. As between the Senior Lenders and the Subordinated Lenders, the Senior Lenders may, without notice to the Subordinated Lenders and without prejudice hereunder, extend, renew or alter the terms of the Senior Debt Documents and the Senior Debt (to the extent such action is allowed under Section 7(a) hereof), forbear collection, release, compromise or settle, take or release collateral security therefor and in connection with the Senior Debt and deal with any and all parties.

      Section 15. Waiver. Except as expressly provided herein, each Subordinated Credit Party and each Subordinated Lender hereby waives to the extent permitted by applicable law: (a) promptness, diligence, notice of acceptance or any other notice with respect to any of the Senior Debt and this Agreement, any requirement that any holder of Senior Debt or the Agent secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right to take action against any Subordinated Credit Party or any other Person or any collateral, any presentment for payment, notice of non-payment or nonperformance, demand, protest, notice of protest and notice of dishonor or default with respect to the Senior Debt, (b) defenses to pay or perform based upon any of the Senior Debt not being a valid and binding obligation of any Subordinated Credit Party, enforceable in accordance with its terms (notwithstanding bankruptcy laws, insolvency laws and other laws affecting generally the protection of debtors or rights of creditors); (c) any disability of a Subordinated Credit Party or defense available to a Subordinated Credit Party (other than payment in full in cash) with respect to the Senior Debt, including absence or cessation of liability for any reason whatsoever; and (d) until all the Senior Debt is paid (in cash) and performed in full, other than as set forth in Section 3 hereof, any right to subrogation or realization on any of a Subordinated Credit Party's property, including participation in any marshaling of a Subordinated Credit Party's assets.

      Section 16. Inspection of Books and Records. Upon reasonable notice, each Subordinated Credit Party shall permit the Agent at any reasonable time and from time to time to examine and make copies and abstracts from their respective books, records, instruments and documents evidencing or pertaining to the Subordinated Debt.

      Section 17. Expenses. The Borrowers agree to reimburse the Agent and the Senior Lenders for all costs and expenses, including reasonable attorneys' fees and expenses, incurred in connection with the enforcement of its rights hereunder.

      Section 18. Successors and Assigns. This Agreement shall be binding upon each Subordinated Credit Party, the Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders and their respective successors and assigns, and shall inure to the benefit of the Agent and the Senior Lenders and their respective successors and assigns. This Agreement shall be freely assignable at any time by the Subordinated Lenders or the Senior Lenders provided any such assignment is in conjunction with the assignment of the related Subordinated Debt or Senior Debt.

      SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT FOR ITS RULES RELATING TO THE CONFLICTS OF LAW.

      Section 20. Amendments and Waivers. Except as otherwise provided herein, this Agreement may be changed, modified or waived only by a writing signed by the Subordinated

Credit Parties, the Subordinated Agent on behalf of the Subordinated Lenders and the Agent on behalf of the Senior Lenders.

      Section 21. Further Assurances. Each Subordinated Credit Party and the holders of the Subordinated Debt each will, at the Borrowers' expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or appropriate, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted by this Agreement or to enable the holders of the Senior Debt or the Agent to exercise and enforce their rights and remedies hereunder.

      Section 22. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

Notices shall be addressed as follows:

If to a Subordinated Credit Party:

531 Main Street
Greenville, South Carolina 29602
Telecopy No.: (803) 240-5977

With copies to:

Citicorp Venture Capital, Ltd.
399 Park Avenue
14th Floor, Zone 4
New York, New York  10043
Telecopy No.: (212) 888-2940
Attention: Mr. John Weber

If to the Agent:

NationsBank, N. A.
100 N. Tryon Street
8th Floor
Charlotte, NC  28255
Attn: Mr. Dave Dinkins

Telecopy No.:  (704) 386-1270

If to CMP:

c/o Citicorp Capital Investors, Ltd.
399 Park Avenue - 14th Floor, Zone 4
New York, New York  10043
Attention:  Byron Knief
Telecopy No.:  (212) 888-2940

With a copy to:

Kirkland & Ellis
153 East 53rd Street
New York, New York  10022-4675
Attention:  Eunu Chun, Esq.
Telecopy No.:  (212) 446-4900

      Section 23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GERBER CHILDRENSWEAR, INC.,
a Delaware corporation


By:   /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President


GCIH, INC.,
a Delaware corporation


By:  /s/ Richard Solar
    --------------------------
Name:    Richard Solar
Title:   Senior Vice President


AUBURN HOSIERY MILLS, INC.,
a Kentucky corporation


By:  /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President


COSTURA DOMINICANA, INC.,
a Delaware corporation

By:  /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President


AUBURN HOLDINGS, INC.,
a Delaware corporation


By:  /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President


GCI IP SUB, INC.,
a Delaware corporation


By:  /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President

AUBURN MERGER CO,
a Delaware corporation


By:  /s/ Richard Solar
     -------------------------
Name:    Richard Solar
Title:   Senior Vice President


NATIONSBANK, N.A.,
individually in its capacity as a
Lender and in its capacity
as Administrative Agent and Collateral Agent


By:   /s/ David H. Dinkins
      ------------------------
Name:     DAVID H. DINKINS
Title:    Vice President


CITICORP MEZZANINE PARTNERS,
L.P., as Subordinated Agent for the Subordinated
Lenders and as a Subordinated Lender


By:   Citicorp Capital Investors,
      Ltd., its General Partner


By:   /s/ Byron L. Knief
     --------------------------
Name:     BYRON L. KNIEF
Title:    President